Exhibit 99.1

331 Treble Cove Road North Billerica, MA 01862	800.362.2668 www.lantheus.com

Lantheus Holdings Appoints Gary Pruden, Kenneth Pucel and

Dr. James Thrall to its Board of Directors

NORTH BILLERICA, Mass. – February 27, 2018 —Lantheus Holdings, Inc. (the “Company”) (NASDAQ: LNTH), the parent company of Lantheus Medical Imaging, Inc. (“LMI”), a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents, today announced the appointments of Gary J. Pruden, Kenneth J. Pucel and Dr. James H. Thrall as members of its Board of Directors, effective as of February 26, 2018. The Company’s Board of Directors now consists of ten members.

Gary Pruden, who will serve as a member of the Audit Committee and the Financing and Strategy Committee, has over 30 years of experience in the global healthcare industry. Mr. Pruden held a number of senior commercial leadership positions across both the medical device and pharmaceutical sectors of Johnson & Johnson (“J&J”) from 1985 until 2017, including as a member of the Executive Committee of J&J, where his official title was Executive Vice President, Worldwide Chairman, Medical Devices.

Ken Pucel, who will serve as a member of the Compensation Committee, has been the Executive Vice President of Global Operations, Engineering & Lean, at Polaris Industries Inc. since December 1, 2014. Previously, Mr. Pucel was with Boston Scientific Corporation (“BSC”), a global provider of medical solutions, where he held positions of increasing responsibility, most recently as Executive Vice President of Global Operations, Quality and Technology from 2012 through 2014, and as a member of BSC’s Executive Committee from 2004 through 2014.

Dr. Jim Thrall, who will serve as a member of the Nominating and Corporate Governance Committee, currently holds the Juan M. Taveras Professorship of Radiology at Harvard Medical School, having also served as Chairman of the Department of Radiology at the Massachusetts General Hospital from 1988 until 2013. Dr. Thrall is also a member of the National Academy of Medicine and has served in leadership and board of directors positions at many U.S. and international medical and professional societies.

“We welcome Gary, Ken and Jim to the Board,” said Mary Anne Heino, President and CEO. “Each of our new directors will, in his own individual way, be able to contribute significantly to our corporate growth strategy,” said Mary Anne Heino, President and CEO. “Gary brings to us global pharmaceutical experience, including in the strategy, operations, business development and regulatory areas, making him uniquely suited to this growth phase of our Company. Ken’s expertise in manufacturing, supply chain and distribution will prove invaluable as we build out additional specialized manufacturing capabilities and expand our product offerings. Jim’s intimate knowledge of nuclear medicine, radiology and clinical practice will further strengthen our ability to lead the next generation of diagnostic imaging. With these new directors, our Company’s capabilities are stronger than ever.”

About Lantheus Holdings, Inc. and Lantheus Medical Imaging, Inc.

Lantheus Holdings, Inc. is the parent company of Lantheus Medical Imaging, Inc. (“LMI”), a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products. LMI provides a broad portfolio of products, including the echocardiography contrast agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension; TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures; and Xenon (Xenon Xe 133 Gas), an inhaled radiopharmaceutical imaging agent used to evaluate pulmonary function and for imaging the lungs. The Company is headquartered in North Billerica, Massachusetts with offices in Puerto Rico and Canada. For more information, visit www.lantheus.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” as defined under U.S. federal securities laws. Forward-looking statements are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward- looking statements. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements are discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).

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CONTACTS:

Meara Murphy

Director, Investor Relations & Corporate Communications

978-671-8508